Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-199133) of Alibaba Group Holding Limited of our report dated June 25, 2015 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hong Kong, June 25, 2015